As filed with the Securities and Exchange Commission on September 8, 2016

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EARTHSTONE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-0592823
(State or other jurisdiction of incorporation or Organization)	(I.R.S. Employer Identification No.)

1400 Woodloch Forest Drive, Suite 300

The Woodlands, Texas 77380

(281) 298-4246

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frank A. Lodzinski

President and Chief Executive Officer

1800 Woodloch Forest Drive, Suite 300

The Woodlands, Texas 77380

(281) 298-4246

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies To:

Reid A. Godbolt

Jones & Keller, P.C.

1999 Broadway, Suite 3150

Denver, Colorado 80202

(303) 573-1600

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  From time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with divided or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b‑2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, par value $0.001 per share	12,081,740(1)	$9.65	$116,588,791	$11,741

(1)

Pursuant to Rule 461(b) under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock offered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events.

(2)

Estimated solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant’s common stock as reported on the NYSE MKT on September 7, 2016, in accordance with Rule 457(c) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  THE SELLING STOCKHOLDERS NAMED IN THIS PROSPECTUS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED SEPTEMBER 8, 2016

PROSPECTUS

12,081,740 Shares

EARTHSTONE ENERGY, INC.

Common Stock

This prospectus relates to the sale by the selling stockholders identified in this prospectus of up to 12,081,740 shares of our common stock, par value $0.001 per share. The shares offered hereby were issued to the selling stockholders in exchange and contribution transactions completed on December 19, 2014.

All of the shares of common stock offered by this prospectus are being sold by the selling stockholders.  It is anticipated that the selling stockholders will sell these shares of common stock from time to time in one or more transactions, in negotiated transactions or otherwise, at prevailing market prices or at prices otherwise negotiated (see the section entitled “Plan of Distribution” beginning on page 9 of this prospectus).  We will not receive any proceeds from the sale of these shares by the selling stockholders.  All expenses of registration incurred in connection with this offering are being borne by us, but all underwriting, brokerage and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

Our common stock is traded on the NYSE MKT under the symbol “ESTE.”  On September 7, 2016, the last reported sales price of our common stock on that market was $9.52 per share.

The shares offered in this prospectus involve a high degree of risk.  You should carefully consider the matters set forth in “Risk Factors” on page 4 of this prospectus or incorporated by reference herein in determining whether to purchase our shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is ___________, 2016.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using the SEC’s “shelf” registration rules.  Pursuant to this prospectus, the selling stockholders may, from time to time, sell up to a total of 12,081,740 shares of common stock described in this prospectus in one or more offerings.

In this prospectus, all references to “Earthstone,” the “Company,” “we,” “us” and “our” refer to Earthstone Energy, Inc., a Delaware corporation, and its consolidated subsidiaries.

When one or more selling stockholders sells common stock under this prospectus, we will, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering.  Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus.  This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.  All of the summaries are qualified in their entirety by reference to the actual documents.  Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled “Where You Can Find More Information.”

You should not assume that the information in this prospectus, any accompanying prospectus supplement, or any documents we incorporate by reference into this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of these documents.  Our business, financial condition, results of operations and prospects may have changed since those dates.

We and the selling stockholders have not authorized anyone to provide any information or make any representations other than those contained in this prospectus.  We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.  The selling stockholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, and the information in the incorporated documents is accurate only as of their respective dates, regardless of the time of delivery of this prospectus or of any sale of the common stock.

PROSPECTUS SUMMARY

Overview of Earthstone

Earthstone, a Delaware corporation formed in 1969, is a growth-oriented independent oil and gas company engaged in developing and acquiring oil and gas reserves through an active and diversified program that includes acquiring, drilling and developing undeveloped leases, making asset and corporate acquisitions, and conducting exploration activities, with our current primary assets located in the Eagle Ford trend of south Texas, the Midland Basin of west Texas and in the Williston Basin of North Dakota.  Future growth in assets, earnings, cash flows and share values will be dependent upon our ability to acquire, discover and develop commercial quantities of oil and natural gas reserves that can be produced at a profit and to assemble an oil and natural gas reserve base with a market value exceeding its acquisition, development and production costs.  Our strategy includes a combination of acquisition, development and exploration activities, typically in more than one basin. Historically, we have shifted our emphasis among basins in the onshore U.S. and these basic activities to take advantage of changing market conditions and to facilitate profitable growth. The majority of our efforts are currently focused on developing our acreage positions in our primary assets. In addition, it is essential that, over time, our personnel expand our current projects and/or generate additional projects so that we have the potential to replace economically our production and increase our proved reserves.

On December 19, 2014, we acquired three operating subsidiaries of Oak Valley Resources, LLC, a privately-held Delaware limited liability company (“OVR”), in exchange for 9,124,452 shares of our common stock (the “Exchange”), which resulted in a change of control.

Immediately following the Exchange, we acquired an additional 20% undivided ownership interest in certain crude oil and natural gas properties located in Fayette and Gonzales Counties, Texas, in exchange for the issuance of 2,957,288 shares of our common stock (the “Contribution Agreement”) to Flatonia Energy, LLC (“Flatonia”), increasing our ownership in these properties from a 30% undivided ownership interest to a 50% undivided ownership interest. The shares issued in the Exchange and under the Contribution Agreement are being registered with the SEC under a registration statement of which this prospectus is a part.  OVR and Flatonia are referred to herein as the “selling stockholders.”

Recent Developments

On May 18, 2016, we acquired Lynden Energy Corp. (“Lynden”) in an all-stock transaction.  We acquired all the outstanding shares of common stock of Lynden through a newly formed subsidiary, with Lynden surviving in the transaction as a wholly-owned subsidiary of the Company.  We issued 3,700,279 shares of our common stock to the holders of Lynden common stock in the transaction.  The issuance of those shares in the Lynden transaction was exempt from registration with the SEC, and those shares are not included in this prospectus.

In June 2016, we completed a public offering of 4,753,770 shares of common stock (including 253,770 shares purchased pursuant to the underwriter’s overallotment option), at an issue price of $10.50 per share, receiving net proceeds of $47.1 million, after deducting underwriters’ fees and offering expenses of $2.7 million.  OVR purchased 38,000 shares of common stock in this offering, and those shares are not included in this prospectus.

Corporate Information

Our corporate headquarters is located in The Woodlands, Texas.  We also have an operating office in Denver, Colorado, and two field offices in south Texas.  Our common stock is traded on the NYSE MKT under the symbol “ESTE.”

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contains, or incorporates by reference, certain “forward-looking statements” within the meaning of the Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements consist of any statement other than a recitation of historical fact and include, but are not limited to:  (1) projections of revenues, expenses, income or loss, cash flow or other financial items; (2) statements of our plans and objectives, including those relating to our exploration and production activities; (3) statements of future financial or operating performance; (4) statements about the impact of recently consummated acquisition transactions; and (5) statements of assumptions underlying such statements.  We generally use words such as “outlook,” “forecast,” “will,” “could,” “should,” “would,” “to be,” “plans,” “believes,” “may,” “expects,” “intends,” “anticipates,” “estimate,” “future,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming” and other similar expressions to help identify forward-looking statements.  Forward-looking statements are subject to business and economic risks, reflect management’s current expectations, estimates and projections about our business, and are inherently uncertain and difficult to predict.  Our actual results could differ materially from expectations stated in forward-looking statements.  Some of the risk factors that could cause our actual results to differ from those stated in forward-looking statements are included or incorporated in this prospectus and any accompanying prospectus supplement.  Forward-looking statements contained herein are based upon information available to us as of the date of this prospectus, and we assume no obligation to update any such forward-looking statements.  Although these forward-looking statements are believed to be true when made, they may ultimately prove to be incorrect.  These statements are not guarantees of our future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control and may cause actual results to differ materially from current expectations.

RISK FACTORS

Investing in our common stock involves a high degree of risk.  You should carefully consider the risks and uncertainties described in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein, including the risks and uncertainties described in our Annual Report on Form 10‑K for the fiscal year ended December 31, 2015, which was filed with the SEC on March 11, 2016, and is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.  The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only risks we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business.  For more information, see “Where You Can Find More Information.”

In addition to the risk factors referred to above, we believe the following risk arises from the potential offering under this registration statement:

Future sales of our common stock in the public market by us or by the selling stockholders, or the perception that these sales may occur, could adversely affect the trading price of our common stock and our ability to raise funds in stock offerings.

Sales by us or the selling stockholders of a substantial number of shares of our common stock in the public markets, or the perception that these sales might occur, could cause the market price of our common stock to decline or could impair our ability to raise capital through a future sale of, or pay for acquisitions using, our equity securities.  The market overhang represented by the large number of shares held by the selling stockholders and the potential issuance of additional shares of common stock by us may create downward pressure on the trading price of our common stock.

THE OFFERING

Common stock offered by the selling stockholders:	12,081,740 shares of common stock, all of which were issued to the selling stockholders in the acquisitions described under “Prospectus Summary – Overview of Earthstone.”
Total shares of common stock outstanding on September 1, 2016:	22,289,177
Common stock assumed outstanding after this offering:	22,289,177
Use of proceeds:

The selling stockholders will receive all of the proceeds from the sale or other disposition of shares of common stock covered by this prospectus.  We will not receive any proceeds from the sale or other disposition of shares in this offering by the selling stockholders.

NYSE MKT symbol:	ESTE
Risk factors:

You should carefully consider the risk factors we face that are incorporated by reference in this prospectus before deciding whether or not to invest in shares of our common stock.  See “Where You Can Find More Information.”

USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part to permit the selling stockholders named in the section entitled “Selling Stockholders” to resell or otherwise dispose of shares of our common stock.  The selling stockholders will receive all of the proceeds from the sale or other disposition of the shares of common stock covered by this prospectus.  We will not receive any proceeds from the sale or other disposition of shares by the selling stockholders.

SELLING STOCKHOLDERS

As described above under “Prospectus Summary – Overview of Earthstone,” we issued shares of our common stock in December 2014 in the Exchange and under the Contribution Agreement to the two selling stockholders listed in the table below.  As part of those transactions, we entered into a separate registration rights agreement with each of these selling stockholders, requiring us to register the shares we issued in those transactions with the SEC upon the request of the selling stockholders.  Because those request have been made by each selling stockholder, the registration statement of which this prospectus forms a part has been filed in order to permit the selling stockholders to resell to the public shares of our common stock, as well as any common stock that we may issue by reason of any stock split, stock dividend or similar transaction involving these shares.  Under the terms of the registration rights agreements described below between us and the selling stockholders named herein, we will pay all expenses of registration, including SEC filing fees, except that the selling stockholders will pay all underwriting discounts and selling commissions, if any.

The table below sets forth certain information known to us, based upon written representations from the selling stockholders, with respect to the beneficial ownership of the shares of our common stock held by the selling stockholders.  Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our common stock that will be held by the selling stockholders upon termination of any particular offering.  See “Plan of Distribution.”

In the table below, the percentages of shares of common stock beneficially owned are based on 22,289,177 shares of our common stock outstanding as of September 7, 2016.  Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to the shares.  Unless otherwise indicated below, to our knowledge, the selling stockholders named in the table below have sole voting and sole investment power with respect to all shares of common stock beneficially owned.

Beneficial Ownership of the Selling Stockholders

The following table presents information concerning the beneficial ownership of the shares of our common stock by the selling stockholders assuming 22,289,177 shares of common stock outstanding as of September 7, 2016, which includes 12,081,740 shares held by the selling stockholders.

The information in the table below with respect to the selling stockholders has been obtained from the selling stockholders.  When we refer to the “selling stockholders” in this prospectus, we mean the selling stockholders listed in the table below, as well as their pledgees, donees, assignees, transferees, affiliates, and other successors-in-interest and others who may hold any of the selling stockholders’ interest.  Information about the selling stockholders may change from time to time. Any changed information will be set forth in prospectus supplements, if required by applicable law.  For information on the procedure for sales by the selling stockholders, see “Plan of Distribution” below.

	Shares Beneficially Owned Prior to the Offering			Shares Beneficially Owned After the Offering(1)
Name of Selling Stockholder	Number	Percentage	Shares Offered	Number	Percentage
Oak Valley Resources, LLC(2)	9,162,452	41.1%	9,124,452	38,000	-
Flatonia Energy, LLC(3)	2,957,288	13.3%	2,957,288	-	-

(1)

Assumes that the applicable selling stockholder sells or otherwise distributes all of the common stock that is covered by this prospectus to third parties and neither acquires nor disposes of any other shares of common stock subsequent to the date of this prospectus.  Earthstone cannot predict whether, when or in what amounts either of the selling stockholders will in fact sell any of the shares covered in this prospectus.

(2)

Five affiliated investment funds (the “EnCap Funds”), specifically EnCap Energy Capital Fund VII, L.P. (“EnCap Fund VII”), EnCap Energy Capital Fund VI, L.P. (“EnCap Fund VI”), EnCap VI-B Acquisitions, L.P. (“EnCap Fund VI‑B”), EnCap Energy Capital Fund V, L.P. (“EnCap Fund V”), and EnCap V-B Acquisitions, L.P. (“EnCap Fund V‑B”), each a Texas limited partnership, collectively own a majority of the membership interests of Oak Valley Resources, LLC and have the contractual right to nominate a majority of the members of the board of managers of Oak Valley Resources, LLC . Therefore, the EnCap Funds may be deemed to beneficially own all of the reported securities held by Oak Valley Resources, LLC.  The address for the EnCap Funds is 1100 Louisiana Street, Suite 4900, Houston, Texas 77002. EnCap Energy Capital Fund VII, L.P. (“EnCap Fund VII”), EnCap Energy Capital Fund VI, L.P. (“EnCap Fund VI”), EnCap VI-B Acquisitions, L.P. (“EnCap Fund VI-B”),

EnCap Energy Capital Fund V, L.P. (“EnCap Fund V”), and EnCap V-B Acquisitions, L.P. (“EnCap Fund V-B” and together with EnCap Fund VII, EnCap Fund VI, EnCap Fund VI-B and EnCap Fund V, the “EnCap Funds”) collectively own 58.8% of the Class A membership interests of OVR. Accordingly, the EnCap Funds may be deemed to beneficially own the reported securities. EnCap Partners, LLC (“EnCap Partners”) is the managing member of EnCap Investments Holdings, LLC (“EnCap Holdings”), which is the sole member of EnCap Investments GP, L.L.C. (“EnCap Investments GP”), which is the general partner of EnCap Investments L.P. (“EnCap Investments LP”), which is the general partner of EnCap Equity Fund VII GP, L.P. (“EnCap Fund VII GP”), EnCap Equity Fund VI GP, L.P. (“EnCap Fund VI GP”), and EnCap Equity Fund V GP, L.P. (“EnCap Fund V GP”). EnCap Fund VII GP is the general partner of EnCap Fund VII.  EnCap Fund VI GP is the general partner of EnCap Fund VI. EnCap Fund VI GP is also the general partner of EnCap Energy Capital Fund VI-B, L.P. (“EnCap Capital Fund VI-B”), which is the sole member of EnCap VI-B Acquisitions GP, LLC (“EnCap VI-B Acquisitions GP”), which is the general partner of EnCap Fund VI-B. EnCap Fund V GP is the general partner of EnCap Fund V. EnCap Fund V GP is also the general partner of EnCap Energy Capital Fund V-B, L.P. (“EnCap Capital Fund V-B”), which is the sole member of EnCap V-B Acquisitions GP, LLC (“EnCap V-B Acquisitions GP”), which is the general partner of EnCap Fund V-B. Therefore, EnCap Partners, EnCap Holdings, EnCap Investments GP, EnCap Investments LP, EnCap Fund VII GP, EnCap Fund VI GP, EnCap Fund V GP, EnCap Capital Fund V-B, EnCap Capital Fund VI-B, EnCap VI-B Acquisitions GP and EnCap V-B Acquisitions GP may be deemed to beneficially own the listed securities.

(3)

Flatonia Holdings, LLC (“Flatonia Holdings”) is the direct and indirect owner of 100% of the membership interests of Flatonia Energy, LLC (“Flatonia”).  Three affiliated entities, specifically Energy Recapitalization and Restructuring Fund, L.P. (“ERR”), ERR FI Flatonia Holdings, LLC (“ERR FI Flatonia Holdings”), and ERR FI II Flatonia Intermediate, L.P. (“ERR FI II Flatonia Intermediate”), collectively own 59.6% of the membership interests of Flatonia Holdings.  Parallel Resource Partners, LLC (“Parallel”) serves as the general partner of, and has the power to direct the affairs of, each of the above ERR entities.  Parallel also serves as the manager of Flatonia Holdings and owns, directly or indirectly, 1.5% of the membership interests of Flatonia Holdings.  The address of Flatonia is c/o Parallel Resource Partners, LLC, 919 Milam Street, Suite 550, Houston, Texas 77002.

Registration Rights Agreements

In connection with the Exchange and the Contribution Agreement described above under “Prospectus Summary –Overview of Earthstone,” we entered into separate registration rights agreements with the selling stockholders.

Pursuant to the terms of the registration rights agreements, the selling stockholders have registration rights with respect to the shares of common stock of Earthstone issued to them in connection with the Exchange and Contribution Agreement transactions, respectively.  We are required to file this shelf registration statement on Form S‑3 covering the shares of common stock that were issued to Flatonia pursuant to its request dated August 16, 2016.  OVR, pursuant to its registration rights agreement, requested the inclusion of its shares of common stock in this shelf registration statement on August 25, 2016.

In addition, the selling stockholders have the right to demand that we register shares of their common stock for sale in registered underwritten offerings, subject to certain limitations, with a requirement that the gross proceeds from the sale of shares in any such demand offering be at least $5 million.  The selling stockholders also have piggyback rights to register the shares of common stock held by them in other registered underwritten offerings of equity securities conducted by us.

We must pay all fees and expenses related to our obligations under the registration rights agreements, except underwriting discounts and commission, if any, which must be paid by the selling stockholders.  In addition, the registration rights agreements provide that we will indemnify the selling stockholders whose shares are covered by this prospectus or a prospectus supplement against losses, claims, damages, liabilities, judgments, costs and expenses arising out of any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact contained in such prospectus or prospectus supplement or other violation of applicable laws that occurred in connection with registration of shares under the registration rights agreements.  Subject to certain caps and restrictions, the selling stockholders whose shares are covered by this prospectus or prospectus supplement will severally indemnify Earthstone against losses, claims, damages, liabilities, judgments, costs and expenses arising out of any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact contained in this prospectus or prospectus supplement to the extent that such untrue statement was made in reliance upon information provided by such selling stockholders.

We may not grant registration rights to any third party which are inconsistent with the rights granted to the selling stockholders under the registration rights agreements without the consent of the selling stockholders holding a majority of the shares subject to registration under the agreements.

The registration rights agreements will terminate on the first date on which no shares of common stock held by the selling stockholders subject to registration remain outstanding.  The registration rights agreements may not be amended or modified without the prior written consent of selling stockholders holding at least 75% in number of the shares then outstanding subject to registration.  The shares of common stock held by the selling stockholders cease to be subject to registration once such shares are (i) registered and sold pursuant to a registration statement, (ii) distributed to the public pursuant to Rule 144 of the Securities Act, (iii) no longer outstanding; or (iv) upon expiration of three years from December 19, 2014.

PLAN OF DISTRIBUTION

General

Each selling stockholder may sell the shares of our common stock covered by this prospectus using one or more of the following methods, without limitation:

•	underwriters in a public offering;
•	“at the market offerings” to or through market makers or into an existing market for the securities;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which a broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	public or privately negotiated transactions;
•	short sales, whether through a broker-dealer or itself;
•	broker-dealers, who may agree with the selling stockholder to sell a specified number of shares at a stipulated price per share;
•	through the writing or settlement of standardized or over-the-counter options, swaps or other hedging or derivative transactions, whether through an options exchange or otherwise;
•	by pledge to secure debts and other obligations;
•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

Each selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus and may transfer the shares by gift.

To the extent required by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.  Any prospectus supplement relating to a particular offering of our common stock by the selling stockholders may include the following information to the extent required by law:

•	the terms of the offering;
•	the names of any underwriters or agents;
•	the purchase price of the securities;
•	any delayed delivery arrangements;
•	any underwriting discounts and other items constituting underwriters’ compensation; and
•	any discounts or concessions allowed or reallowed or paid to dealers.

Each selling stockholder may offer our common stock to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate.  If underwriters are used for the sale of our common stock, the securities will be acquired by the underwriters for their own account.  The underwriters may resell the common stock in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale.  In connection with any such underwritten sale of common stock, underwriters may receive compensation from the selling stockholder for whom they may act as agents, in the form of discounts, concessions or commissions.  Underwriters may sell common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.  Such compensation may be in excess of customary discounts, concessions or commissions.

If a selling stockholder uses an underwriter or underwriters to effectuate the sale of common stock, we and/or the selling stockholder will execute an underwriting agreement with those underwriters at the time of sale of those securities.  To the extent required by law, the names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those securities.  Unless otherwise indicated in the prospectus supplement relating to a particular offering of common stock, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent, and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.

In effecting sales, brokers or dealers engaged by a selling stockholder may arrange for other brokers or dealers to participate.  Broker-dealers may receive discounts, concessions or commissions from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  Such compensation may be in excess of customary discounts, concessions or commissions.  If dealers are utilized in the sale of securities, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required.

Each selling stockholder may also sell shares of our common stock from time to time through agents.  We will name any agent involved in the offer or sale of such shares and will list commissions payable to these agents in a prospectus supplement, if required.  These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in any required prospectus supplement.

Each selling stockholder may sell shares of our common stock directly to purchasers.  In this case, the selling stockholder may not engage underwriters or agents in the offer and sale of such shares.

Each selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of that selling stockholder’s shares of common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales.  In such event, any discounts, commissions, concessions or profit they earn on any resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.  Any selling stockholder who is an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.  We will make copies of the prospectus available to any such selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable.  If any entity is deemed an underwriter or any amounts deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from any such selling stockholder.

We are not aware of any plans, arrangements or understandings between either of the selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the shares of our common stock by any selling stockholder.  We cannot assure you that any selling stockholder will sell any or all of the shares of our common stock offered by them pursuant to this prospectus.  In addition, we cannot assure you that no selling stockholder will transfer the shares of our common stock by other means not described in this prospectus.  Moreover, shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them.  Any pledgee, secured party or person to whom the shares have been hypothecated will, upon foreclosure, be deemed to be a selling stockholder.  The number of a selling stockholder’s shares offered under this prospectus will decrease as and when it takes such actions.  The plan of distribution for that selling stockholder’s shares will otherwise remain unchanged.  In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales, and the shares offered under this prospectus may be used to cover short sales.

A selling stockholder may enter into hedging transactions with broker-dealers, and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the shares by those broker-dealers.  A selling stockholder may enter into options or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities.

A selling stockholder may elect to make a pro rata in-kind distribution of the shares of common stock to its members, partners or shareholders.  To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell common stock acquired in the distribution.

Indemnification

We and a selling stockholder may enter agreements under which underwriters, dealers and agents who participate in the distribution of our common stock may be entitled to indemnification by us and/or any such selling stockholder against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

DESCRIPTION OF EARTHSTONE CAPITAL STOCK

The following summarizes the material terms of Earthstone’s capital stock. You are encouraged to read the amended and restated certificate of incorporation and amended and restated bylaws of Earthstone for greater detail on the provisions that may be important to you. See “Where You Can Find More Information.” You should also be aware that the summary below does not give full effect to the provisions of statutory or common law that may affect your rights as an Earthstone stockholder.

Common Stock

Earthstone is authorized to issue 100,000,000 shares of common stock, $0.001 par value per share.  As of September 7, 2016, Earthstone had 22,289,177 shares of common stock outstanding of which 15,357 shares were held as treasury stock. There were no options to purchase Earthstone shares of common stock outstanding as of September 7, 2016.

The following summary describes certain provisions of Earthstone’s common stock, but does not purport to be complete and is subject to and qualified in its entirety by the applicable provisions of the Delaware General Corporation Law (“DGCL”) and Earthstone’s amended and restated certificate of incorporation and amended and restated bylaws.

Earthstone has one class of common stock. Holders of its common stock are entitled to one vote per share on all matters to be voted upon by stockholders. Holders of shares of common stock are entitled to receive on a pro rata basis such dividends, if any, as may be declared from time to time by the Earthstone board of directors in its discretion from funds legally available for that use. They are also entitled to share on a pro rata basis in any distribution to stockholders upon Earthstone’s liquidation, dissolution or winding up. Common stockholders do not have preemptive rights to subscribe to any additional stock issuances by Earthstone, and neither the common stockholders nor Earthstone have the right to require the redemption of their shares or the conversion of their shares into any other class of Earthstone stock.

Preferred Stock

Earthstone is authorized to issue 20,000,000 shares of preferred stock, $0.001 par value per share. As of September 7, 2016, there were no shares of Earthstone’s preferred stock outstanding and no options to purchase shares of preferred stock were outstanding.

Earthstone’s board of directors has the authority to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of each series, which may include dividend rights, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences, sinking fund terms and the number of shares that constitute any series. The Earthstone board of directors may exercise this authority without any further action by Earthstone’s stockholders.

Anti-Takeover Provisions of the Earthstone Certificate of Incorporation and Bylaws

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws:

Certain provisions in the Earthstone amended and restated certificate of incorporation and amended and restated bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter, or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Earthstone’s amended and restated certificate of incorporation and amended and restated bylaws contain provisions that (unless, as a general matter, a preferred stock designation provides otherwise for that series of preferred stock):

•

permit Earthstone to issue, without any further vote or action by its stockholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting powers (if any) of the shares of the series, and the preferences and relative, participating, optional, and other special rights, if any, and any qualification, limitations or restrictions of the shares of such series;

•	require special meetings of the stockholders to be called by an officer of Earthstone upon the written request of a majority of the board of directors; and
•

the board of directors of Earthstone be classified into three classes: Class I, Class II, and Class III, each class having a three-year term of office. Under the DGCL, stockholders of a corporation with a classified board of directors may only remove a director “for cause” unless the certificate of incorporation provides otherwise. Earthstone’s amended and restated certificate of incorporation does not so provide and, accordingly, stockholders may only remove a director “for cause.” The likely effect of the classification of the board of directors is an increase in the time required for the stockholders to change the composition of the board of directors. For example, because only approximately one-third of the directors may be replaced by stockholder vote at each annual meeting of stockholders, stockholders seeking to replace a majority of the members of the Earthstone board of directors will need at least two annual meetings of stockholders to effect this change.

Delaware Law:

Earthstone is subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in the manner, summarized below. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•

before the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•

at or after the time the stockholder became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

The existence of this provision may have an anti-takeover effect with respect to transactions Earthstone’s board of directors does not approve in advance. Section 203 may also discourage attempts that might result in a premium over the market price for its shares of common stock held by stockholders.

The existence of this provision may have an anti-takeover effect with respect to transactions Earthstone’s board of directors does not approve in advance. Section 203 may also discourage attempts that might result in a premium over the market price for its shares of common stock held by stockholders.

These provisions of Delaware law and the amended and restated certificate of incorporation could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of Earthstone’s common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in Earthstone’s management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interest.

The provisions of Section 203 of the DGCL do not apply to a corporation if, subject to certain requirements, the certificate of incorporation or bylaws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does not have voting stock listed on a national securities exchange or held of record by more than 2,000 stockholders.

Because Earthstone’s amended and restated certificate of incorporation and amended and restated bylaws do not include any provision to “opt-out” of Section 203 of the DGCL, the statute will apply to business combinations involving Earthstone.

Transfer Agent and Registrar

The transfer agent and registrar for Earthstone common stock is Direct Transfer Corporation, 500 Perimeter Park Drive, Suite D, Morrisville, North Carolina 27560. Its telephone number is (919) 744-2722.

Listing

Earthstone’s common stock trades on the NYSE MKT under the symbol “ESTE.”

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the validity of the common stock offered by this prospectus will be passed upon by Jones & Keller, P.C., Denver, Colorado.  Any underwriters will be advised about legal matters by their own counsel, which will be named in a prospectus supplement to the extent required by law.

EXPERTS

The consolidated financial statements of Earthstone incorporated in this registration statement by reference from Earthstone’s Annual Report on Form 10‑K for the year ended December 31, 2015, and the effectiveness of Earthstone’s internal control over financial reporting, have been audited by Weaver and Tidwell, L.L.P., an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference.  Such financial statements have been so incorporated in reliance upon the reports of such firm given upon its authority as experts in accounting and auditing.

The estimated reserve evaluations and related calculations of Cawley, Gillespie & Associates, Inc., an independent reserve engineering firm, incorporated by reference in this prospectus by reference from Earthstone’s Annual Report on Form 10-K for the year ended December 31, 2015, have been so incorporated in reliance upon such report given on the authority of such firm as experts in oil and gas reserve engineering.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document.  This means that we can disclose important information to you by referring to another document filed separately with the SEC.  The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information.  We incorporate by reference the documents listed below and any future filings made by us with the SEC (including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act (File No. 001-35049) (other than any portions of the respective filings that are furnished, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed prior to the termination of the offerings under this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2015, filed on March 11, 2016;
•	our Annual Report on Form 10-K/A for the year ended December 31, 2015, filed on April 1, 2016;
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, and June 30, 2016, filed on May 10, 2016, and August 9, 2016, respectively;
•

our Current Reports on Form 8-K filed on March 29, 2016, May 24, 2016, June 2, 2016, June 15, 2016, June 16, 2016, June 22, 2016, July 18, 2016 and August 2, 2016, and our amendments on Form 8-K/A filed June 3, 2016 and June 15, 2016; and

•

the description of our common stock contained in our Registration Statement on Form S-3 filed with the SEC on July 2, 2015, and any amendments or reports filed for the purpose of updating that description.

We are also incorporating by reference any future filings we make with the SEC under Section 13(a), 14 or 15(d) of the Exchange Act, (i) after the date of the filing of the registration statement of which this prospectus forms a part and prior to its effectiveness, and (ii) on or after the date of this prospectus and prior to the date on which all the shares to which this prospectus relate have been sold or the offering under this prospectus or otherwise terminated (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules).

You may request a copy of any or all of the information incorporated by reference into this prospectus (other than an exhibit to the filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

Earthstone Energy, Inc.

1400 Woodloch Forest Drive, Suite 300

The Woodlands, TX  77380

(281) 298-4246

You should rely only on the information contained or incorporated by reference into this prospectus or in any prospectus supplement.  We have not authorized anyone to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell, or soliciting an offer to buy, securities in any jurisdiction where the offer and sale is not permitted.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock offered hereby.  This prospectus is part of a registration statement we have filed with the SEC.  As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits.  You may refer to the registration statement and the exhibits for more information about us and our shares of common stock.  The registration statement and the exhibits are available at the SEC’s Public Reference Room or through its website.

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You can read and copy any materials we file with the SEC at its Public Reference Room at 100 F Street N.E., Washington, DC 20549.  You can obtain information about the operations of the SEC Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov.  General information about us, including our annual reports on Form 10-K, quarterly reports on Form 10‑Q, current reports on Form 8-K, and amendments to those reports, is available free of charge through our website at http://www.earthstoneenergy.com as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC.  Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby (except any underwriting discounts and commissions that may be incurred by the selling stockholders).

SEC registration fee	$11,741
Legal fees and expenses(1)
Accounting fees and expenses(1)
Miscellaneous expenses(1)
Total expenses		$(2)

(1)	The above expenses cannot currently be estimated.
(2)	Other than the SEC registration fee, these fees and expenses are estimated and may be greater based on the number and manner of future offerings hereunder.

Item 15.  Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (“DGCL”) provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability, but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Our amended and restated bylaws provide that we will, to the fullest extent authorized by the DGCL, indemnify each person who was or is made a part or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was one of our officers or directors or, while a director or officer, is or was serving at other enterprise, including service with respect to an employee benefit plan, where the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, against all expense, liability and loss (including attorneys’ fees, judgments, fines or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection with such action, suit or proceeding; provide, however, that, except with respect to proceedings to enforce rights to indemnification, we will indemnify such person in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors.

Section 102(b)(7) of the DGCL provides, generally, that our certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.  No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.  Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by the DGCL.

We maintain a directors’ and officers’ insurance policy which insures our officers and directors for any claim arising out of an alleged wrongful act by such persons in their respective capacities as one of our officers or directors.

Item 16.  Exhibits.

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17.  Undertakings.

The undersigned Registrant hereby undertakes:

(a)	(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act of 1933”);
(ii)

to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the law or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)

That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)

each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus filed by a Registrant pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on September 8, 2016.

EARTHSTONE ENERGY, INC.

By	/s/ Frank A. Lodzinski
Frank A. Lodzinski
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Earthstone Energy, Inc., hereby severally constitute and appoint Frank A. Lodzinski and Ray Singleton, and each of them singly, our true and lawful attorneys with full power to either of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S‑3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Earthstone Energy, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frank A. Lodzinski	Chairman of the Board, Director, President and Chief Executive Officer (Principal Executive Officer)	September 8, 2016
Frank A. Lodzinski

/s/ G. Bret Wonson	Principal Financial Officer and Principal Accounting Officer	September 8, 2016
G. Bret Wonson

/s/ Jay F. Joliat	Director	September 8, 2016
Jay F. Joliat

/s/ Ray Singleton	Director	September 8, 2016
Ray Singleton

/s/ Douglas E. Swanson, Jr.	Director	September 8, 2016
Douglas E. Swanson, Jr.

/s/ Brad A. Thielemann	Director	September 8, 2016
Brad A. Thielemann

/s/ Zachary G. Urban	Director	September 8, 2016
Zachary G. Urban

/s/ Robert L. Zorich	Director	September 8, 2016
Robert L. Zorich

EXHIBIT INDEX

Exhibit No.	Description	Form	SEC File No.	Exhibit	Filing Date
1	Form of Underwriting Agreement*
3.1	Amended and Restated Certificate of Incorporation of Earthstone Energy, Inc. dated February 26, 2010	8-K	001-35049	3(i)	March 3, 2010
3.1(a)	Certificate of Amendment to the Certificate of Incorporation of Earthstone Energy, Inc. dated December 20, 2010	8-K	001-35049	3(i)	January 4, 2011
3.1(b)	Certificate of Amendment of Certificate of Incorporation of Earthstone Energy, Inc. dated December 19, 2014	8-K	001-35049	3.1	December 29, 2014
3.1(c)	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Earthstone Energy, Inc. Dated October 22, 2015	8-K	001-35049	3.1	October 26, 2015
3.2	Amended and Restated Bylaws of Earthstone Energy, Inc. dated February 26, 2010	8-K	001-35049	3(ii)	March 10, 2010
3.2(a)	First Amendment to the Amended and Restated Bylaws of Earthstone Energy, Inc. dated November 22, 2011	8-K	001-35049	3(ii)c	November 23, 2011
3.2(b)	Second Amendment to the Amended and Restated Bylaws of Earthstone Energy, Inc. dated October 22, 2015	8-K	001-35049	3.2	October 26, 2015
5	Opinion of Jones & Keller, P.C.**
23.1	Consent of Weaver and Tidwell, L.L.P., independent registered public accounting firm for the Registrant**
23.2	Consent of Cawley, Gillespie & Associates, Inc., independent petroleum engineers**
23.3	Consent of Jones & Keller, P.C. (included in Exhibit 5)**
24	Powers of Attorney (included in the signature pages to the Registration Statement)

*	To be filed by amendment or by a Current Report on Form 8-K.
**	Filed herewith.